EQUITY CREDIT AGREEMENT

BY AND BETWEEN

SAUER ENERGY, INC

AND

ECLIPSE ADVISORS, LLC

Dated

As of December 14 , 2012

4294967295

THIS EQUITY CREDIT AGREEMENT is entered into as of the 14th day of December 2012 (this "Agreement"), by and between ECLIPSE ADVISORS, LLC (‘Investor"), and SAUER ENERGY, INC , a corporation organized and existing under the laws of the State of  Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase from the Company, shares of the Company’s Common Stock (as defined below) for an aggregate investment amount of up to Fifteen Million Dollars ($15,000,000).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1            Defined Terms  As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" shall have the meaning specified in the preamble hereof.

"Blackout Notice" shall mean a written notice from the Company to the Investor with respect to the existence of a Potential Material Event.

“Blackout Period" shall have the meaning specified in Section 2.4

“Blackout Shares" shall have the meaning specified in Section 2.4

"By-Laws" shall have the meaning specified in Section 4.8.

"Certificate" shall have the meaning specified in Section 4.8.

"Claim Notice" shall have the meaning specified in Section 9.3(a).

"Closing" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

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"Closing Certificate" shall mean the closing certificate of the Company in the form of Exhibit D hereto.

"Closing Date" shall mean, with respect to a Closing, the fourth (4th) Trading Day following the Put Date related to such Closing, or such earlier date as the Company and Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Trading Day.

"Commitment Period" shall mean the period commencing on the date hereof, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) the date occurring twenty four (24) months from the date hereof.

“Commitment Shares” shall have the meaning specified in Section 10.7.

"Common Stock" shall mean the Company's common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

"Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

"Company" shall have the meaning specified in the preamble to this Agreement.

"Condition Satisfaction Date" shall have the meaning specified in Section 7.2.

"Damages" shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

"Dispute Period" shall have the meaning specified in Section 9.3(a).

“Dollar Volume” shall mean for any Trading Day the dollar volume of the shares of Common Stock traded on the Principal Market on a Trading Day.

"DTC" shall mean the Depository Trust Company.

"Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement, or any amendment thereof, registering the Registrable Securities as set forth in Section 7.2(a).

"Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

"FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

"Indemnified Party" shall have the meaning specified in Section 9.3(a).

"Indemnifying Party" shall have the meaning specified in Section 9.3(a).

"Indemnity Notice" shall have the meaning specified in Section 9.3(b).

"Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put as notified by the Company to Investor in accordance with Section 2.2.

"Investor" shall have the meaning specified in the preamble to this Agreement.

"Legend" shall have the meaning specified in Section 8.1.

"Material Adverse Effect" shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement or any of the other Transaction Documents.

"Maximum Commitment Amount" shall mean Fifteen Million Dollars ($15,000,000).

“Maximum Put Amount” shall mean, with respect to any Put, the lesser of (a) Two Hundred Fifty Thousand Dollars ($250,000), or (b) Three Hundred Seventy Five (375%) percent of the average of the Dollar Volume for the 15 Trading Days immediately preceding the Put Date.

"New VWAP" shall have the meaning specified in Section 2.4.

"Old VWAP" shall have the meaning specified in Section 2.4.

"Outstanding" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding convertible securities, scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Potential Material Event" shall mean any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company, or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

“Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, the New York Stock Exchange, the OTC Bulletin Board or other trading exchange or market (or any successor to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

“Pricing Period” shall mean the period commencing nine Trading Days prior to the Put Date and ending three Trading Days following the Put Date.

"Purchase Price" shall mean, with respect to any Put, 94% multiplied by the average of the three lowest VWAPs during the Pricing Period.

"Put" shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

"Put Date" shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

"Put Notice" shall mean a written notice, substantially in the form of Exhibit B hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

"Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

"Registrable Securities" shall mean the (i) Put Shares, (ii) the Blackout Shares, (iii) the Commitment Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (B) such Registrable Securities could be sold under circumstances under which all of the applicable conditions of Rule 144 are met, (C) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act or (D) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

"Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit A annexed hereto.

"Registration Statement" shall mean a registration statement on such form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities, for the registration of the resale by Investor of the Registrable Securities under the Securities Act.

"Regulation D" shall mean Regulation D promulgated under the Securities Act.

"Remaining Put Shares" shall have the meaning specified in Section 2.4.

"Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall have the meaning specified in the recitals of this Agreement.

"SEC Documents" shall mean, as of a particular date, all reports and other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

“Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

"Third Party Claim" shall have the meaning specified in Section 9.3(a).

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

“Transaction Documents” shall mean this Equity Credit Agreement, the Registration Rights Agreement, Closing Certificate, the Transfer Agent Instructions and the other documents and instruments executed in connection herewith.

"Transfer Agent" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

"Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

(i)           subdivides or combines the Common Stock;

(ii)           pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to any series of preferred stock authorized by the Company, whether existing now or in the future;

(iii)           issues any options or other rights to subscribe for or purchase shares of Common Stock other than pursuant to this Agreement or pursuant to a stock plan and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the VWAP in effect immediately prior to such issuance;

(iv)           issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the VWAP in effect immediately prior to such issuance;

(v)           issues shares of Common Stock otherwise than as  provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the VWAP in effect immediately prior to such issuance, or without consideration; or

(f)           makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in  respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing  subsections (a) through (e).

"Valuation Period" shall mean the period of three (3) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the third Trading Day thereafter.

“VWAP” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on the Principal Market as reported by Bloomberg Financial L.P. using the AQR function.

 ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1

Investments.

Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that Investor shall purchase pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Notice.

Section 2.2

Mechanics.

(a)           At any time and from time to time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth herein; provided, however, that the Investment Amount identified in the applicable Put Notice shall not be greater than the Maximum Put Amount and, when taken together with any prior Put Notices, shall not exceed the Maximum Commitment Amount. The Company shall not have the right to submit a Put Notice (i) at anytime that there is an outstanding Put Notice or (ii) in the event that the VWAP at any time during the 15 Trading Days prior to the Put Date is less than $.02 per share.

(b)          A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day.

Section 2.3

Closings.

On each Closing Date, the Company shall, or shall cause the Company’s Transfer Agent to, electronically transfer the Put Shares purchased by the Investor by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Put Shares shall be freely tradable and transferable and without restriction on resale, against payment therefor to the Company’s designated account by wire transfer of immediately available funds upon the receipt by the Investor of the Put Shares; provided that if the Put Shares are received by the Investor later than 12:00 noon (New York time), payment therefor shall be made with next day funds. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.4

Blackout Shares.

(a)           If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company delivers a Blackout Notice to the Investor, the Investor shall not offer or sell any Put Shares, or Blackout Shares (as defined below), or engage in any other transaction involving or relating to such shares, from the time of the Blackout Notice until Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (such period, a "Blackout Period").

(b)           In the event that, (i) within five (5) Trading Days following any Closing Date, the Company delivers a Blackout Notice to Investor, and (ii) the VWAP on the Trading Day immediately preceding the applicable Blackout Period ("Old VWAP Price") is greater than the VWAP on the first Trading Day following such Blackout Period that Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New VWAP”), then the Company shall issue to Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the excess of (x) the product of the number of Put Shares held by Investor immediately prior to the Blackout Period that were issued on the most recent Closing Date (the "Remaining Put Shares") multiplied by the Old VWAP Price, divided by the New VWAP Price, over (y) the Remaining Put Shares.

Section 2.5

Delay.   The Company understands that a delay in the issuance of shares of Common Stock more than five (5) days beyond the Closing Date could result in economic loss to the Investor.  After the Effective Date, as compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of shares of Common Stock beyond such five (5) day period in accordance with the following schedule (where “No. of Days Late” is defined as the number of days beyond the date which is five (5) days after the Closing Date):

Late Payment For Each No. of Days Late	$10,000 of Common Stock
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	1,000
Beyond 10	$1,000 plus $200 for each Business Day late

Section 2.6

Liquidated Damages. Each of the Company and Investor acknowledge and agree that the requirements under Section 2.5 shall give rise to liquidated damages and not penalties. Each of the Company and Investor further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amount specified in such Section bears a reasonable proportion and is not plainly or grossly disproportionate to the probable loss likely to be incurred by Investor and (iii) each of the Company and Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

Section 3.1                  Sophisticated Investor. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.2

Authority.  Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized and validly executed and delivered by Investor and constitutes a valid and binding obligation of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.3

Organization and Standing. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New York and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

Section 3.4

Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not: (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (ii) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (iii) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (iv) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

 Section 3.5

  Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the shares of Common Stock which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 4.15 of this Agreement).  The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the shares of Common Stock. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the shares of Common Stock hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:

Section 4.1            Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material

Adverse Effect.

Section 4.2           Authority.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the Put Shares, the Commitment Shares and  the Blackout Shares, if any. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3          Capitalization.   As of the date hereof, the authorized capital stock of the Company consists of 650,000,000 shares of Common Stock, $.0001 par value per share, of which 88,369,086 shares are outstanding as of the date hereof (which amounts may be increased from time to time after the date hereof). Except as otherwise disclosed in the SEC Documents, there are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.  All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4           Common Stock. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

Section 4.5      SEC Documents. The Company may make available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

 Section 4.6        Valid Issuances. When issued and paid for as herein provided, the Put Shares, the Commitment Shares and the Blackout Shares, if any, shall be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Put Shares, the Commitment Shares or the Blackout Shares, if any, pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights Agreement shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Commitment Shares or Blackout Shares, if any, or any of the assets of the Company, or (ii) entitle the holders of outstanding shares of Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares, the Commitment Shares and Blackout Shares, if any, shall not subject Investor to personal liability, in excess of the subscription price by reason of the ownership thereof.

Section 4.7          No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Commitment Shares or the Blackout Shares, if any, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.8           Corporate Documents.  The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-laws").

Section 4.9            No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Commitment Shares and the Blackout Shares, if any, do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, and (iv) the Company is not otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity. Except as provided herein and the other Transaction Documents, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.10          No Material Adverse Change. Since August 31, 2012 no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

Section 4.11         No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since August 31, 2012 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.12

      No Undisclosed Events or Circumstances. Since August 31, 2012, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.13        No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

Section 4.14          Litigation and Other Proceedings.  Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.15         Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (i) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.16         Sarbanes-Oxley; Internal Accounting Controls.

Except as otherwise disclosed in the SEC Documents, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as otherwise disclosed in the SEC Documents, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1         Compliance with Law; Trading in Securities. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.

Section 5.2         Short Sales. Neither Investor nor any Affiliate (or associate as defined under FINRA rules and regulations) of the Investor acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof to the end of the Commitment Period.  For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice until the delivery of the Put Shares specified in the Put Notice shall not be deemed a Short Sale (“Put Exempt Sale”).

Section 5.3

Beneficial Ownership.  Upon the Company’s written request, the Investor shall notify the Company as to whether the Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, is more than 4.99% of all of such Common Stock as then outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1          Registration Rights. The Company shall use its best efforts to cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

Section 6.2           Reservation of Common Stock. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.3         Listing of Common Stock.  If the Company applies to have the Common Stock traded on any other Principal Market, it shall include in such application the Put Shares, the Commitment Shares and the Blackout Shares, if any, and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of FINRA and the Principal Market.

Section 6.4          Exchange Act Registration. The Company shall cause the Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.5          Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events. Investor shall immediately cease all sales of Registrable Securities and distribution of a Prospectus upon receipt of such notification.

Section 6.6          Consolidation; Merger.  The Company shall not, without the prior written consent of Investor, at any time after the date hereof effect any merger or consolidation of the Company unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of Common Stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

Section 6.7          Reimbursement.  If (i) Investor, other than by reason of Investor’s gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any Person, or (ii) Investor, other than by reason of Investor’s gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person.

Section 6.8          Dilution.  The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the date hereof and the end of the Commitment Period.  The Company’s executive officers and directors understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Section 6.9         Certain Agreements. The Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any other equity line of credit agreement with a third party during the Commitment Period.  For the avoidance of doubt, nothing contained in the Transaction Documents shall restrict, or require the Investor's consent for, any agreement providing for the issuance or distribution of (or the issuance or distribution of) any equity securities pursuant to any agreement or arrangement that is not commonly understood to be an "equity line of credit."

ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1           Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a)           Accuracy of Investor's Representations and Warranties. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

(b)           Performance by Investor. Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

(c)           Principal Market Regulation. The Company shall not issue any Put Shares or Blackout Shares, if any, and the Investor shall not have the right to receive any Put Shares or Blackout Shares, if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount, which such approval the Company will use its best efforts to obtain. Until such approval is obtained, Investor shall not be issued under the Transaction Documents, shares of Common Stock in an amount greater than the Exchange Cap.

Section 7.2        Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date”), of each of the following conditions:

(a)          Effective Registration Statement. As set forth in the Registration Rights Agreement, a Registration Statement, and any amendment or supplement thereto, shall have previously become effective for the resale by Investor of the Registrable Securities subject to such Put Notice, and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(b)          Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

(c)          Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(d)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)          Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(f)           No Suspension of Trading in or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

(g)          Legal Opinion. The Company shall have caused to be delivered to Investor, prior to the first Closing, an opinion of the Company's legal counsel in the form of Exhibit C hereto, addressed to Investor.

(h)          9.99% Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Blackout Shares, if any, would own more than 9.99% of the Common Stock following such Closing Date.

(i)

Principal Market Regulation. The Company shall not issue any Put Shares or Blackout Shares, if any, and the Investor shall not have the right to receive any Put Shares, or Blackout Shares, if the issuance of such shares would exceed the Exchange Cap, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount, which such approval the Company will use its best efforts to obtain. Until such approval is obtained, Investor shall not be issued under the Transaction Documents, shares of Common Stock in an amount greater than the Exchange Cap.

(j)          No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered).

(k)          Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(l)           No Valuation Event. No Valuation Event shall have occurred since the Put Date.

(m)

DTC Eligible.  The Put Shares delivered to the Investor are DTC eligible, can be immediately converted into electronic form and there is no DTC “chill” or equivalent on the Company’s Common Stock.

(n)

Continuing Clearing House Acceptability. The Common Stock to be issued pursuant to each Put Notice shall continue to be eligible for deposit with and clearing through the Depository Trust Company or another FINRA member clearing firm without cost or expense to the investor.   No legend shall be placed on the share certificates representing the Put Shares.

(o)         Other. On each Condition Satisfaction Date, Investor shall have received a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

ARTICLE VIII

LEGENDS

Section 8.1       Legends.   Prior to the execution hereof, the Company shall execute the Transfer Agent Instructions in the form annexed hereto as Exhibit E.  Until such time as the Registrable Securities have been registered under the Securities Act, as contemplated by the Registration Rights Agreement, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective Registration Statement, or until such Registrable Securities can otherwise be sold without restriction, whichever is earlier, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The Company warrants that it will give the Transfer Agent no instructions inconsistent with the provisions hereof. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing, free of the Legend; provided that (i) a Registration Statement shall then be effective, (ii) Investor confirms to the Transfer Agent and the Company that it has sold or intends to sell such Common Stock to a third party which is not an Affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and (iii) Investor confirms to the Transfer Agent and the Company that Investor has complied, or will comply  with the prospectus delivery requirement under the Securities Act.

Section 8.2      No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock.

Section 8.3      Cover.  If the Company fails for any reason to take or cause to be taken all steps necessary on the part of the Company to deliver the Put Shares on such Closing Date and  the Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery the Investor anticipated to make using the Put Shares (a "Buy-In"), then the Company shall pay to the Investor, in addition to all other amounts contemplated hereby, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) such Investor’s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by such Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000, the Buy-In Adjustment Amount that the Company will be required to pay to the Investor will be $1,000.

Section 8.4          Investor's Compliance. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as follows:

If to the Company:

Dieter Sauer, Jr., President

Sauer Energy, Inc.4670 Calle Carga, Unit A

Camarillo, CA    93012

Facsimile: (888) 829-8748

With a copy to:

Frank Hariton, Esq.

1065 Dobbs Ferry

White Plains, NY 10607

Facsimile: (914) 693-2963

If to Investor:

Barry Patterson

Eclipse Advisors, LLC

551 Fifth Avenue, 6th floor, suite 612

New York, NY 10176

Facsimile: (212) 409-8447

With a copy to:

Marc G. Rosenberg, Esq.McLaughlin & Stern, LLP260 Madison AvenueNew York, New York 10016Facsimile: (800) 933-0981

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 9.2       Indemnification.  The Company agrees to indemnify and hold harmless

Investor and its officers, directors, employees, and agents, and each Person or entity, if any, who controls Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result solely from Investor's failure to perform any covenant or agreement contained in this Agreement or Investor's or its officer’s, director’s, employee’s, agent’s or Controlling Person’s recklessness or bad faith in performing its obligations under this Agreement.

Section 9.3       Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.2 shall be asserted and resolved as follows:

(a)           In the event any claim or demand in respect of which any Person claiming indemnification under any provision of Section 9.2 (an "Indemnified Party") might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification (a "Claim Notice"), enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against any Person (the "Indemnifying Party"), with reasonable promptness to the Indemnifying Party,   provided  however , that failure to notify the Indemnifying Party will not relieve the Indemnifying Party from liability hereunder, except to the extent it has been materially prejudiced by the failure to give notice. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)           If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may takeover the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim.

(ii)           If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)           If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, either party shall be entitled to institute such legal action as it deems appropriate.

(b)           In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, either party shall be entitled to institute such legal action as it deems appropriate.

(c)           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying

Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X

MISCELLANEOUS

Section 10.1         Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York County, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2         Jury Trial Waiver.  The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3          Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other Person without the prior written consent of the other party.

Section 10.4          Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.5         Termination.

(a)

Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically upon the expiration of the Commitment Period. Subject to Section 10.5(c), this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Pricing Period or prior to a Closing Date in the event the Investor has instructed a broker-dealer to effect an open-market sale of Put Shares which are subject to a pending Put Notice, but which have not yet been delivered by the Company to the Investor in accordance with the terms and subject to the conditions of this Agreement. Subject to Section 10.5(c), the Company may terminate this Agreement effective upon one Trading Day’s prior written notice to the Investor delivered as provided herein;  provided  however, that (i) such termination shall not occur during a Pricing Period or, subsequent to the issuance of a Put Notice, prior to the Closing Date related to such Put Notice and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

(b)

Subject to Section 10.5(c), the Investor shall have the right to terminate this Agreement in the event of any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement or any of the other Transaction Documents by giving one Trading Day’s prior written notice to the Company delivered as provided herein.

(c)

In the event of termination by the Company or the Investor pursuant to this Section 10.5, written notice thereof shall forthwith be given to the other party as provided herein and the transactions contemplated by this Agreement shall be terminated without further action by either party and this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article IX, Article X and Section 6.7 shall remain in full force and effect notwithstanding such termination., (ii) if the Investor owns any shares of Common Stock at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in  Article V and Article VI shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any amounts paid to the Investor or its counsel pursuant to Section 10.7, in each case all of which fees shall be non-refundable, regardless of whether any Put Notices are issued by the Company or settled hereunder. Nothing in this Section 10.5, shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

Section 10.6         Entire Agreement, Amendment; No Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 10.7        Fees And Expenses. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder; provided however, that upon the execution hereof the Company shall issue to the Investor’s counsel, the number of shares of the Company’s Common Stock equal to $25,000 divided by the average of the VWAP of the Common Stock for the five Trading Days immediately preceding the date hereof. In addition, the

Company shall pay the Investor a commitment fee of $300,000, which shall be paid by the Company issuing on the execution hereof, the number of shares of Common Stock equal to such amount divided by the average of the VWAP on the five Trading Days preceding the date hereof (the “Commitment Shares”).   In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

 Section 10.8

      No Brokers.   Except for European American Equities (the fees and expenses of which shall be borne by the Company), the Company represents to Investor that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.  The Company on the one hand, and Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.9       Counterparts. This Agreement may be executed in multiple counterparts, and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by facsimile transmission or in portable document format (.pdf).

Section 10.10       Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.11      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.12       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.13        Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.14        Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.15         Publicity.   The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior written consent of the Investor, except to the extent required by law (including the Current Report on Form 8-K with respect to this Agreement). Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

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IN WITNESS WHEREOF, the parties hereto have caused this Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SAUER ENERGY, INC

/s/ Dieter Sauer, Jr. By: ______________________ Name: Dieter Sauer, Jr Title: President

ECLIPSE ADVISORS, LLC

/s/ Barry Patterson By: ______________________ Name: Barry Patterson Title: President